Exhibit 4.1

                                STORAGE USA, INC.

                  1998 NON-EXECUTIVE EMPLOYEE STOCK OPTION PLAN

1. Purpose.

         The purpose of the STORAGE USA, INC. 1998 NON-EXECUTIVE EMPLOYEE STOCK OPTION PLAN (the "Plan") is to further the earnings of STORAGE USA, INC., a Tennessee corporation, SUSA PARTNERSHIP, L.P., a Tennessee limited partnership, and their subsidiaries, including any corporations, partnerships or other business associations in which Storage USA, Inc. owns a 50% or greater economic interest, (collectively, the "Company") by assisting the Company in attracting, retaining and motivating employees of high caliber and potential. The Plan provides for the award of long-term incentives to those employees who are not officers or directors who make, in the sole discretion of the Company, substantial contributions to the Company by their loyalty, industry and invention.


2. Administration.

         The Plan shall be administered by the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board of Directors"). Each Committee member shall be ineligible to receive awards under the Plan. The Committee shall have full and final authority in its discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application. Subject to the provisions hereof, the Committee shall have full and final authority in its discretion to determine the employees to whom awards shall be made under the Plan; to determine the type of awards to be made and the amount, size and terms and conditions of each such award; to determine the time when awards shall be granted; to determine the provisions of each agreement evidencing an award; and to make all other determinations necessary or advisable for the administration of the Plan.


3. Stock Subject to the Plan.

         The Company may grant awards under the Plan with respect to not more than a total of 250,000 shares of $.01 par value common stock of the Company (the "Shares") (subject, however, to adjustment as provided in paragraph 15, below). Such Shares may be authorized and unissued Shares or treasury Shares. Except as otherwise provided herein, any Shares subject to an option or right which for any reason is surrendered before exercise or expires or is terminated unexercised as to such Shares shall again be available for the granting of awards under the Plan. Similarly, if any Shares granted pursuant to restricted stock awards are forfeited, such forfeited Shares shall again be available for the granting of awards under the Plan.

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4. Eligibility to Receive Awards.

         Persons eligible to receive awards under the Plan shall be limited to employees of the Company who are not officers or directors and who are selected from time to time by the Committee.


5. Form of Awards.

         Awards may be made from time to time by the Committee in the form of stock options which qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") or options which are not intended to be so qualified ("Nonqualified Stock Options").


6. Stock Options.

         Stock options for the purchase of Shares shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time. Such agreement shall contain the terms and conditions applicable to the options, including in substance the following terms and conditions:


            (a) Option Type. Each option agreement shall identify the options represented thereby as Incentive Stock Options or Nonqualified Stock Options, as the case may be, and shall set forth the number of Shares subject to the options.


            (b) Option Price. The option exercise price to be paid by the optionee to the Company for each Share purchased upon the exercise of an option shall be determined by the Committee, but shall in no event be less than the par value of a Share.


            (c) Exercise Term. Each option agreement shall state the period or periods of time within which the option may be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions as are prescribed for such purpose by the Committee, provided that no option shall be exercisable after ten years from the date of grant thereof. The Committee, in its discretion, may provide in the option agreement circumstances under which the option shall become immediately exercisable, in whole or in part, and, notwithstanding the foregoing, may accelerate the exercisability of any option, in whole or in part, at any time.



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            (d)   Payment  for  Shares.  The  purchase  price of the Shares with respect to which an option is exercised shall be payable in full at the time of exercise in cash, Shares at fair market
                  value,  or  a  combination   thereof,  as  the  Committee  may
                  determine and subject to such terms and conditions as may be prescribed by the Committee for such purpose. If the purchase price is paid by tendering Shares, the Committee in its discretion may grant the optionee a new stock option for the number of Shares used to pay the purchase price.


            (e) Rights Upon Termination. In the event of Termination (as defined below) of an optionee's status as an employee or director of the Company for any cause other than death or Disability (as defined below), all unexercised options shall terminate immediately unless the Committee shall determine otherwise at the time of Termination. (As used herein, "Termination" means, the cessation of the grantee's employment by the Company for any reason, and "Terminates" has the corresponding meaning. As used herein, "Disability" means a condition that, in the judgment of the Committee, has rendered a grantee completely and presumably permanently unable to perform any and every duty of his regular occupation, and "Disabled" has the corresponding meaning). In the event that an optionee dies or becomes Disabled prior to the expiration of his option and without having fully exercised his option, the optionee or his Beneficiary (as defined below) shall have the right to exercise the option during its term within a period of one year after Termination due to death or Disability, to the extent that the option was exercisable at the time of Termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. (As used herein, "Beneficiary" means the person or persons designated in writing by the grantee as his Beneficiary with respect to an award under the Plan; or, in the absence of an effective designation or if the designated person or persons predecease the grantee, the grantee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the grantee's rights in respect of an award). In order to be effective, a grantee's designation of a Beneficiary must be on file with the Committee before the grantee's death, but any such designation may be revoked and a new designation substituted therefor at any time before the grantee's death.


7. General Restrictions.

         Each award under the Plan shall be subject to the requirement that if at any time the Company shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Shares, or (iv) the satisfaction of withholding tax or other withholding liabilities is necessary or desirable as a condition of or in connection with the granting of such award or the issuance or purchase of Shares thereunder, such award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, agreement, or withholding shall have been effected or obtained free of any conditions not acceptable to the Company. Any such restriction affecting an award shall not extend the time within which the award may be exercised; and neither the Company nor its directors or officers nor the Committee shall have any obligation or liability to the grantee or to a Beneficiary with respect to any Shares with respect to which an award shall lapse or with respect to which the grant, issuance or purchase of Shares shall not be effected, because of any such restriction.


8. Single or Multiple Agreements.

         Multiple awards, multiple forms of awards, or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.


9. Rights of the Shareholder.

         The recipient of any award under the Plan, shall have no rights as a shareholder with respect thereto unless and until certificates for Shares are issued to him, and the issuance of Shares shall confer no retroactive right to dividends.


10. Rights to Terminate.

         Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such person.


11. Withholding.


            (a) Prior to the issuance or transfer of Shares under the Plan, the recipient shall remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements. The recipient may satisfy the withholding requirement in whole or in part by electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be the fair market value, as determined by the Committee, of the stock on the date that the amount of tax to be withheld is determined (the "Tax Date"). Such election must be made prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Committee, and may not be made unless approved by the Committee, in its discretion.



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            (b)   Whenever  payments  to a grantee in respect of an award  under the Plan to be made in cash, such payments shall be net of the amount necessary to satisfy any federal, state or local withholding tax requirements.


12. Non-Assignability.

         No award under the Plan shall be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution, or by such other means as the Committee may approve. Except as otherwise provided herein, during the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.


13. Non-Uniform Determinations.

         The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.


14. Change In Control Provisions.


            (a) In the event of a Change in Control (as defined), but only if and to the extent so determined by the Board of Directors at or after grant (subject to any right of approval expressly reserved by the Board of Directors at the time of such determination), any stock options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.


            (b) As used herein, the term "Change in Control" means the happening after the date of this Plan of any of the following:


                  (i) The acquisition of the power to direct, or cause the direction of, the management and policies of the Company by a person who did not previously possess such power, acting alone or in conjunction with others, whether through the ownership of Shares, by contract or otherwise; or



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                  (ii)  The acquisition, directly or indirectly, of the power to vote more than 20 percent of the outstanding Shares by any person or by two or more persons acting together, except an acquisition from the Company or by the Company, the Company's management or a Company-sponsored employee benefit plan;


                  (iii) Provided,however,  that  customary  agreements  with  or between underwriters and selling group members with respect to a bonafide public offering of Shares shall be disregarded for purposes of this definition.


            (c)   As used in this  paragraph 14, the term "person" means natural
                  person,  corporation,   partnership,   joint  venture,  trust,
                  government, or instrumentality of a government.


15. Adjustments.

         In the event of any change in the outstanding common stock of the Company, by reason of a stock dividend or distribution, recapitalization, merger, consolidation, reorganization, split-up, combination, exchange or Shares or the like, the Board of Directors, in its discretion, may adjust proportionately the number of Shares which may be issued under the Plan, the number of Shares subject to outstanding awards, and the option exercise price of each outstanding option, and may make such other changes in outstanding options and restricted stock awards, as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of grantees, provided that any fractional Shares resulting from such adjustments shall be eliminated.


16. Amendment.

         The Board of Directors may terminate, amend, modify or suspend the Plan at any time, except that the Board shall not, without the authorization of the holders of a majority of Company's outstanding Shares, increase the maximum number of Shares which may be issued under the Plan (other than increases pursuant to paragraph 15 hereof), extend the last date on which awards may be granted under the Plan, extend the date on which the Plan expires, change the class of persons eligible to receive awards, or change the minimum option price. No termination, modification, amendment or suspension of the Plan shall adversely affect the rights of any grantee or Beneficiary under an award previously granted, unless the grantee or Beneficiary shall consent; but it shall be conclusively presumed that any adjustment pursuant to paragraph 15 hereof does not adversely affect any such right.



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17. Effect on Other Plans.

         Participation in this Plan shall not affect a grantee's eligibility to participate in any other benefit or incentive plan of the Company. Any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided therein.


18. Effective Date and Duration of the Plan.

         The Plan shall become effective when adopted by the Board of Directors, provided that the Plan is approved by the holders of a majority of the outstanding Shares on the date of its adoption by the Board or before the first anniversary of that date. Unless it is sooner terminated in accordance with paragraph 16 hereof, the Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of Shares or payment of cash or have expired or otherwise terminated, but no award shall be granted more than ten years after the earlier of the date the Plan is adopted by the Board of Directors or is approved by the Company's shareholders.


19. Unfunded Plan.

         The Plan shall be unfunded, except to the extent otherwise provided in accordance with Section 7 hereof. Neither the Company nor any affiliate shall be required to segregate any assets that may be represented any award, and neither the Company nor any affiliate shall be deemed to be a trustee of any amounts to be paid under any award. Any liability of the Company or any affiliate to pay any grantee or Beneficiary with respect to an option shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan; no such obligations will be deemed to be secured by a pledge or encumbrance on any property of the Company or an affiliate.


20. Governing Law.

         The  Plan  shall  be  construed   and  its   provisions   enforced  and
administered in accordance with the laws of the State of Tennessee except to the extent that such laws may be superseded by any federal law.



DEEMED ADOPTED BY THE BOARD OF DIRECTORS OF STORAGE USA, INC. AS OF THE 4TH DAY OF NOVEMBER, 1998.


                                             By:
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